PROSPECTUS

[PSEG LOGO]


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                             ENTERPRISE DIRECT PLAN

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     Public Service Enterprise Group Incorporated  ("Enterprise") hereby offers, effective November 1, 1996, participation in the Enterprise Direct Plan ("Enterprise Direct" or the "Plan"). Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors of Enterprise's common stock, without par value ("Common Stock"). Enterprise Direct amends and restates in its entirety the Public Service Enterprise Group Incorporated Dividend Reinvestment and Stock Purchase Plan.

     Under Enterprise Direct:

     o Participants in Enterprise's Dividend Reinvestment and Stock Purchase Plan will automatically continue to be Participants in Enterprise Direct.

     o Non-shareholders may enroll in the Plan by making an initial investment ("Initial Investment") either by investing at least $250 or by authorizing automatic monthly investments ("Automatic Investments") of at least $50. An enrollment fee ("Enrollment Fee") will be deducted from the Initial Investment.

     o Shareholders who own shares of Common Stock or any of the several series of preferred stock ("Preferred Stock") of Enterprise's subsidiary, Public Service Electric and Gas Company ("PSE&G"), directly in their name may enroll.

     o All or a portion of dividends from Common Stock or Preferred Stock may automatically be reinvested in additional shares of Common Stock.

     o Once enrolled, Participants may make additional investments ("Voluntary Contributions") of $50 or more. The maximum annual investment (including the Initial Investment and Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) is $125,000.

     o Shareholders who hold Common Stock certificates may deposit them with the Administrator for safekeeping, whether or not they reinvest their dividends.

     o No brokerage commissions will be charged for purchases or reinvestments through the Plan. Participants will be required to pay certain fees in connection with the Plan. See "Service Fees".

     o Anyone enrolling or deemed to be enrolled (a "Participant") may sell shares of Common Stock credited to their accounts through Enterprise Direct. Brokerage commissions, related service charges and any applicable taxes will be deducted from the proceeds of such sales.

     o Participants may have any non-reinvested dividends on shares of Common Stock held in their Enterprise Direct accounts paid by electronic deposit.

                                                   (continued on following page)

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  THE DATE OF THIS PROSPECTUS IS MAY 12, 2000.
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(continued from previous page)

     Shares of Common Stock will be purchased under the Plan, at the option of Enterprise, from newly issued shares, shares held in the treasury of Enterprise or shares purchased on the open market by a broker-dealer registered under the Securities Exchange Act of 1934 ("Exchange Act") selected by Enterprise, which is acting as an "agent independent" of Enterprise and its affiliates ("Independent Agent"), as that term is defined in rules and regulations under the Exchange Act. However, Common Stock purchased with the Initial Investment by a non-shareholder will be acquired in the open market. All sales of Common Stock under the Plan will be made by the Independent Agent.

     The Common Stock is listed on the New York and Philadelphia Stock Exchanges. The closing price of the Common Stock on May 12, 2000 was 36.

     Enterprise   has  appointed  its  subsidiary   PSEG  Services   Corporation
("Services") as the Administrator of the Plan.

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                              AVAILABLE INFORMATION

     Enterprise is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 W. Madison St., Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc. and the Philadelphia Stock Exchange, Inc., where the Common Stock is listed. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including Enterprise) that file electronically with the Commission. The address of that Web site is http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

     The following documents heretofore filed by Enterprise with the Commission are incorporated herein by reference:

     1. Enterprise's Annual Report on Form 10-K for the year ended December 31, 1999, filed pursuant to the Exchange Act.

     2. Enterprise's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, filed pursuant to the Exchange Act.

     3. Enterprise's Current Report on Form 8-K dated January 17, 1990 containing a description of Enterprise's Common Stock, filed pursuant to the Exchange Act.

     All documents subsequently filed by Enterprise pursuant to Sections 13(a), 13(c), 14 and 15(d) of the

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


Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     Enterprise hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents not specifically incorporated by reference herein). Requests for such copies should be made by writing to the Director-Investor Relations, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171 or by calling toll free 1-877-773-4111.

THIS PROSPECTUS CONTAINS THE TEXT OF ENTERPRISE DIRECT IN ITS ENTIRETY AND, THEREFORE, SHOULD BE RETAINED BY PARTICIPANTS FOR FUTURE REFERENCE.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Enterprise was incorporated under the laws of the State of New Jersey in 1985 and is a public utility holding company exempt from the provisions of the Public Utility Holding Company Act of 1935 (except for Section 9(a)(2) thereof, which relates to the acquisition of voting securities of an electric or gas utility company). Enterprise has four direct wholly-owned subsidiaries: PSE&G, PSEG Power LLC ("Power"), PSEG Energy Holdings Inc. ("Energy Holdings") and Services. Enterprise and each of its subsidiaries listed below has its executive offices at 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171 (telephone (973) 430-7000).

     PSE&G was incorporated under the laws of New Jersey in 1924 and is an operating public utility company providing electric and gas service in areas of New Jersey in which about 70% of the State's population resides.

     Energy Holdings was incorporated under the laws of New Jersey in 1989 and is the parent of three of Enterprise's energy-related lines of business: PSEG Resources Inc. (energy infrastructure financing); PSEG Global Inc. (electric generation and distribution facilities in selected domestic and international markets) and PSEG Energy Technologies Inc. (energy management).

     Power was formed under the laws of Delaware in 1999 to acquire, own and operate the electric generation-related assets of PSE&G pursuant to the terms of the Final Decision and Order issued August 24, 1999 by the New Jersey Board of Public Utilities under the New Jersey Energy Master Plan and the New Jersey Electric Discount and Energy Competition Act. Through subsidiaries, Power will provide energy and capacity to PSE&G under a full requirements contract through the end of July 2002 and will also market electricity, natural gas, capacity and ancillary services throughout the Eastern United States.

     Services was incorporated under the laws of New Jersey in 1999 to provide management and administrative services to Enterprise and its subsidiaries.

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                           THE ENTERPRISE DIRECT PLAN

PURPOSE

     Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors of Enterprise's Common Stock. Participants may purchase shares of Common Stock and reinvest all or a portion of the dividends paid on Common Stock and/or Preferred Stock in shares of Common Stock, without the payment of any brokerage commissions. To the extent, if any, that such shares are purchased directly from Enterprise, the Plan will provide Enterprise with additional equity capital.

ADMINISTRATION

     Enterprise Direct is administered by the individual (who may be an employee of Enterprise or any of its subsidiaries), bank, trust company or other entity (including Enterprise or any of its subsidiaries) appointed from time to time by Enterprise to act as administrator of the Plan ("Administrator").

     The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, forwarding funds to be used to purchase Common Stock in the open market and sales instructions to the Independent Agent, holding shares of stock acquired under the Plan, maintaining records, sending statements of account to Participants and performing other duties related to the Plan. Under certain circumstances, the Administrator may be an Independent Agent.

     Enterprise  has  appointed  Services  as the  Administrator  of  Enterprise
Direct.   Enterprise   believes  that  the   appointment   of  Services  as  the
Administrator poses no material risks to Participants in Enterprise Direct.


INQUIRIES

     PARTICIPANTS MAY CONTACT THE ADMINISTRATOR BY WRITING TO:

         PUBLIC SERVICE ENTERPRISE GROUP
         STOCKHOLDER SERVICES
         P. O. BOX 1171
         NEWARK, NEW JERSEY  07101-1171

     - BY TELEPHONE, TOLL FREE:

          (800) 242-0813 BETWEEN 10 A.M. AND 3:30 P.M. MONDAY THROUGH FRIDAY, EASTERN TIME;

     - BY FACSIMILE:

          (973) 824-7056; OR

     - BY E-MAIL:

          stkserv@pseg.com

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ELIGIBILITY

     Any person or entity is eligible to participate in Enterprise Direct provided that (i) such person or entity fulfills the requirements described below under "Enrollment Procedures" and (ii) in the case of foreign investors, participation is limited to shareholders whose participation would not violate local laws and regulations or subject the Plan, the Administrator or Enterprise to taxation by or in such jurisdictions.

     Regulations in certain countries may limit or prohibit participation in this type of plan. Therefore, persons residing outside the U.S. who wish to participate in Enterprise Direct should first determine whether they are subject to any governmental regulations prohibiting their participation. Enterprise Direct is not offered to any person in any country where such participation is prohibited or where registration of Enterprise, the Administrator or the Common Stock would be required as a condition of such person's participation.

ENROLLMENT PROCEDURES

     Requests for copies of an enrollment and authorization form ("Enrollment/Authorization Form") and this Prospectus should be made to the Administrator at the addresses and telephone numbers listed in "Inquiries", above.

     PARTICIPANTS IN THE EXISTING DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     Holders of Common Stock who are currently Participants in Enterprise's Dividend Reinvestment and Stock Purchase Plan will automatically be Participants in Enterprise Direct without sending in a new Enrollment/Authorization Form or paying an enrollment fee. However, Participants who wish to change their participation in any way must deliver to the Administrator a new Enrollment/Authorization Form reflecting such changes or other written instructions to that effect in a form acceptable to the Administrator. See "Changing Plan Options".

     SHAREHOLDERS

     Shareholders who hold shares of Common Stock or shares of any series of Preferred Stock directly in their name may join Enterprise Direct by completing the Enrollment/Authorization Form. See "Methods of Investment".

     NON-SHAREHOLDERS

     Investors may join Enterprise Direct by returning a completed Enrollment/Authorization Form to the Administrator. To enroll, investors must make an Initial Investment of at least $250 or authorize Automatic Investments of at least $50 per month. See "Methods of Investment". Non-shareholders will pay a one-time enrollment fee. See "Service Fees". Common Stock purchased with the Initial Investment by a non-shareholder will be purchased in the open market. See "Purchases of Common Stock".

     "STREET NAME" HOLDERS / TRANSFER OF SHARES FROM A BROKER

     Beneficial owners whose shares are registered in the name of a bank, a broker, a trustee or other agent may transfer these shares to an Enterprise Direct account by instructing their agent to register these shares directly in their name. Upon such registration, the shareholder may enroll in Enterprise Direct by returning a completed Enrollment/Authorization Form to the Administrator.

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


METHODS OF INVESTMENT

     A Participant's total investment cannot exceed $125,000 per calendar year and must be made in U.S. dollars. For the purpose of applying this limit, all investments during any calendar year (including the Initial Investment and all Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) are aggregated. NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT.

     DIRECT INVESTMENT

     Participants may make investments in Common Stock through Enterprise Direct of at least $250 for an Initial Investment and at least $50 per investment for any Voluntary Contributions (each, a "Direct Investment") by mailing a new Enrollment/Authorization Form together with a check or money order as directed on the Form. THE CHECK OR MONEY ORDER MUST BE IN U.S. DOLLARS AND DRAWN ON A U.S. BANK. DO NOT SEND CASH. Funds received by the Administrator at least two business days prior to an Investment Date (as defined in "Investment Dates", below) will be invested on such Investment Date. Funds received less than two business days prior to an Investment Date will be invested on the following Investment Date. Any individual or entity may make Direct Investments on behalf of any Participant or eligible investor as a gift or award.

     A Direct Investment received by the Administrator and not yet used to purchase Common Stock through the Plan will be returned to the Participant as soon as practicable if a written request is received by the Administrator at least two business days prior to the applicable Investment Date. However, no refund of a check or money order will be made until the check or money order has cleared. Accordingly, such refunds may be delayed up to three weeks. NO INTEREST WILL BE PAID ON A DIRECT INVESTMENT THAT IS REFUNDED TO THE PARTICIPANT.

     AUTOMATIC INVESTMENTS

     Participants may make Voluntary Contributions through electronic withdrawals of at least $50 from a predesignated account with a U.S. financial institution ("Automatic Investments"). To initiate Automatic Investments, Participants must complete and return the Automatic Investment section of the Enrollment/Authorization Form. Automatic Investments will be initiated as promptly as practicable. Once initiated, funds will be drawn two business days preceding the Investment Date for Automatic Investments. Participants should allow 4 to 6 weeks for the first Automatic Investment to be initiated or for changes in designated financial institutions or accounts. See "Investment Dates".

     DIVIDENDS

     Participants may elect to acquire Common Stock through the Plan by reinvesting all or a portion of dividends paid on Common Stock or Preferred Stock registered in their names by completing an Enrollment/Authorization Form. Participants electing partial reinvestment of dividends must designate the specific number of shares and series of securities (I.E., Common Stock and/or the one or more series of Preferred Stock) on which dividends will be paid in cash or reinvested. Once a Participant elects reinvestment, dividends paid on the specific securities so designated will be reinvested in shares of Common Stock until a different Enrollment/Authorization Form is received. An Enrollment/Authorization Form must be RECEIVED by the Administrator no later than the first business day of a month in which a dividend is to be paid to be effective with respect to that dividend. THE AMOUNT REINVESTED WILL BE REDUCED BY ANY AMOUNT WHICH IS REQUIRED TO BE WITHHELD UNDER APPLICABLE TAX OR OTHER STATUTES. See "Income Tax Information".

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


     If a Participant does not elect to reinvest dividends, or elects partial reinvestment, that portion of the dividends not being reinvested will be sent to the Participant by check or, if the Participant has elected, by electronic direct deposit. See "Direct Deposit of Dividends Not Reinvested". THE AMOUNT OF ANY SUCH DIVIDENDS PAID WILL BE REDUCED BY ANY AMOUNT WHICH IS REQUIRED TO BE WITHHELD UNDER APPLICABLE TAX OR OTHER STATUTES. See "Income Tax Information".

INVESTMENT DATES

     Enterprise Direct's "Investment Dates" are as follows:

         (a) For Direct Investments, (i) the 15th day of each calendar month, or, if such day is not a day on which the financial markets in New York City are open for business, the next day on which they are open and (ii) the last day of each calendar month on which the financial markets in New York City are open for business. NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT.

         (b) For Automatic Investments, the 15th day of each calendar month, or, if such day is not a day on which the financial markets in New York City are open for business, the next day on which they are open.

         (c) For dividends paid on Common Stock or Preferred Stock which are designated for investment through Enterprise Direct, on each respective dividend payment date.

PURCHASES OF COMMON STOCK

     Common Stock will be purchased by the Independent Agent in the open market or directly from Enterprise, at Enterprise's sole discretion. However, Common Stock purchased with Initial Investment funds for non-shareholders will be acquired only in the open market. Shares purchased from Enterprise may be either newly issued shares or shares held in the treasury of Enterprise.

     Enterprise may not change its determination regarding the source of the shares (I.E., from Enterprise or in the open market) more than once in any 3-month period. At any time that shares of Common Stock are purchased in the open market for Participants, Enterprise will not exercise its right to change the source of purchases of Common Stock absent a determination by its Board of Directors or Finance Committee of the Board of Directors that Enterprise has a need to increase equity capital or there is another compelling reason for such change.

     Open market purchases by the Independent Agent may be made on any stock exchange in the United States where the Common Stock is traded, in the over-the-counter market, from Participants who are selling through the Plan or by negotiated transactions on such terms as the Independent Agent, in its sole discretion, may reasonably determine at the time of purchase. Any shares purchased by the Independent Agent from Enterprise will be made in accordance with applicable requirements. Neither Enterprise, the Administrator (unless the Administrator is also the Independent Agent) nor any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased. Enterprise will pay all brokerage commissions, related service charges and any applicable taxes incurred by the Independent Agent in connection with the purchase of shares of Common Stock in the open market. For information concerning the potential income tax consequences to the Participant of open market purchases see "Income Tax Information".

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


     For shares purchased in the open market, the Independent Agent may, at its sole discretion, purchase such shares at any time beginning on the third business day prior to the Investment Date and ending on the fourth business day before the next Investment Date. The number of shares (including any fraction of a share) of Common Stock credited to the account of a Participant for a particular Investment Date will be determined by dividing the total amount of dividends, Direct Investments and/or Automatic Investments to be invested for such Participant on such Investment Date by the weighted average price per share of such purchases made for all Participants for such Investment Date.

     Purchases of shares of Common Stock from Enterprise, whether newly issued or treasury shares, will be made on the relevant Investment Date at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published for the Investment Date. No brokerage commissions will be incurred on shares acquired directly from Enterprise.

     UNDER ENTERPRISE DIRECT, A PARTICIPANT DOES NOT HAVE THE ABILITY TO ORDER THE PURCHASE OF A SPECIFIC NUMBER OF SHARES, THE PURCHASE OF SHARES AT A SPECIFIED PRICE OR A PARTICULAR DATE OF PURCHASE, AS MAY BE DONE WITH PURCHASES THROUGH A BROKER.

     The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase and sale transactions.

SALES OF COMMON STOCK

     A Participant may sell any or all full shares of Common Stock in the Participant's account without terminating participation in Enterprise Direct by delivering a request acceptable to the Administrator. See "Administration". Any remaining full shares and fraction of a share will remain in the Participant's account. UNDER ENTERPRISE DIRECT, A PARTICIPANT DOES NOT HAVE THE ABILITY TO SELL SHARES AT A SPECIFIC PRICE OR ON A PARTICULAR DATE, AS MAY BE DONE WITH SALES THROUGH A BROKER.

     A request to have the check for the proceeds of the sale of Plan shares issued in a name other than the account name of record will be honored only after the requirements for the transfer of stock have been met. See "Gift/Transfer of Shares".

     Sales will be made by the Independent Agent as soon as practicable after receipt of such request by the Administrator. Subject to applicable regulations, the Independent Agent shall have sole discretion as to all matters relating to such sales, including determining the number of shares, if any, to be sold on any day or at any time of that day, the prices received for such shares, the markets on which such sales are made and the person (including other brokers and dealers) from or through whom such sales are made. The Independent Agent may also, at its sole discretion, sell shares to Participants purchasing shares under Enterprise Direct at the weighted average price per share of the aggregate number of shares then being purchased by the Independent Agent in the open market. The proceeds from the sale, less any fees charged by Enterprise and brokerage fees, related service charges and any applicable taxes paid by the Independent Agent, will be remitted to the Participant by the Administrator. A service fee will be charged for such sales. See "Service Fees".

     A REQUEST TO SELL SHARES OF COMMON STOCK IN A PARTICIPANT'S ACCOUNT IS IRREVOCABLE WHEN MADE. THE PRICE RECEIVED BY THE INDEPENDENT AGENT FOR THE ACCOUNT OF THE PARTICIPANT WILL NECESSARILY BE DEPENDENT ON MARKET CONDITIONS IN EFFECT AT THE TIME OF THE SALE. THE MARKET PRICE OF SHARES OF COMMON STOCK MAY FLUCTUATE UP OR DOWN BETWEEN THE TIME THE PARTICIPANT REQUESTS SUCH SALE AND THE TIME SUCH SHARES ARE ACTUALLY SOLD BY THE INDEPENDENT AGENT. NO LIABILITY FOR ANY SUCH CHANGE IN MARKET PRICE IN CONNECTION WITH ANY SUCH SALE IS OR HAS BEEN ASSUMED BY ENTERPRISE, THE ADMINISTRATOR OR THE INDEPENDENT AGENT.

CHANGING PLAN OPTIONS

     Participants may change their Enterprise Direct options at any time by delivering a new Enrollment/Authorization Form or other instructions to that effect to the Administrator. Any such instructions must be RECEIVED by the Administrator no later than the first business day of a month in which a dividend is to be paid to be effective for that dividend. In addition, for changes involving Automatic Investments, an Enrollment/Authorization Form indicating such change must be RECEIVED by the Administrator no later than ten business days prior to the Investment Date upon which the change is to become effective.

WITHDRAWAL FROM ENTERPRISE DIRECT

     Participants may withdraw from Enterprise Direct by giving written notice to the Administrator. Upon withdrawal, the Administrator will maintain all shares of Common Stock held in the Participant's account in book-entry form, unless the Participant requests that the Administrator either (i) send a certificate for the number of whole shares held in the Enterprise Direct account and a check for the value of any fractional shares (based on 100% of the then current market price of the Common Stock at the time such shares are sold, less applicable fees, brokerage commissions, related service charges and any applicable taxes); or (ii) sell all shares in the Enterprise Direct account as described under "Sales of Common Stock". Thereafter, dividends will be paid in cash unless the shareholder rejoins Enterprise Direct.

     Certificates will be issued upon withdrawal in the name or names in which the account is maintained, unless otherwise instructed. See "Gift/Transfer of Shares". No certificates will be issued for a fractional share.

     All notices of withdrawal will be processed by the Administrator and any uninvested funds will be returned to the withdrawing Participant as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed to the Participant as soon as practicable following the dividend payment date.

SAFEKEEPING

     Both Participants and non-Participants may deposit some or all of their Common Stock certificates with the Administrator for safekeeping. Shares deposited will be credited to the individual's account as maintained by the Administrator. By using Enterprise Direct's safekeeping service, shareholders no longer bear the risk and cost associated with the loss, theft or destruction of stock certificates. Shareholders using this service who are not Enterprise
Direct Participants will receive dividends in cash until they enroll in Enterprise Direct. Shares held in safekeeping may be sold or transferred as described in "Sales of Common Stock" and "Gift/Transfer of Shares".

     To deposit certificates with Enterprise Direct's safekeeping service, shareholders should send their certificates by registered and insured mail to the Administrator with written instructions to deposit such shares. THE CERTIFICATES SHOULD NOT BE ENDORSED AND THE ASSIGNMENT SECTION SHOULD NOT BE COMPLETED. All certificates deposited for safekeeping will be cancelled and a book-entry account established for the shareholder.

DIRECT DEPOSIT OF DIVIDENDS NOT REINVESTED

     Participants and non-Participants who elect not to reinvest all dividends on shares of Common Stock and Preferred Stock may receive non-reinvested dividends by electronic deposit to their accounts at predesignated U.S. financial institutions on the applicable dividend payment date. To receive direct deposit of funds, Participants and non-Participants must obtain from the Administrator a direct deposit authorization form ("Direct Deposit Form") and complete, sign and return it to the Administrator. Direct deposit of funds will become effective as promptly as practicable after receipt of a completed Direct Deposit Form. Changes in designated direct deposit accounts may be made by delivering a new Direct Deposit Form to the Administrator.

     Dividends on shares of Common Stock and Preferred Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable dividend payment date.

GIFT/TRANSFER OF SHARES

     Shareholders may transfer the ownership of some or all of their Enterprise Direct shares or shares of Common Stock held in safekeeping by contacting the Administrator and complying with its requirements for the transfer of stock then in effect. See "Inquiries". Shares may be transferred to new or existing shareholders.

SERVICE FEES

     ENROLLMENT FEE FOR NON-SHAREHOLDERS ...............................  $10.00
      (Deducted from the Initial Investment)

     SALES AND WITHDRAWAL FEE PER TRANSACTION ..........................  $10.00
      (Plus brokerage commissions, related service charges and any applicable taxes incurred by the Independent Agent in connection with such sale)

     FEE FOR EACH RETURNED CHECK OR REJECTED AUTOMATIC INVESTMENT ......  $25.00

     FEE FOR ACCOUNT RESEARCH ..........................................  $25.00
      (Per hour; one hour minimum)

     Enterprise reserves the right at any time to change these fees or to charge Participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, set-up and handling fees. Notices of such future changes or additional fees will be sent to Participants at least 60 days prior to their effective date.

     The Administrator will deduct the applicable fees and any other charges from proceeds due from a sale, funds received for investment or the payment of dividends. Any brokerage fees or commissions paid by Enterprise on behalf of a Participant to purchase shares of Common Stock under Enterprise Direct will be reported to the Internal Revenue Service ("IRS") as income to the Participant. See "Income Tax Information". At present, Enterprise estimates that brokerage fees and commissions will not exceed $0.10 per share. Enterprise does not control the amount or the timing of changes to brokerage fees and commissions. Therefore, no notice of increases in brokerage fees and commissions will be provided.

REPORTS TO PARTICIPANTS

     Participants will be provided quarterly statements listing all transactions in the Participant's account for the calendar year through that quarter at their last known address as shown on the Administrator's records. In addition, Participants will be provided a monthly confirmation statement for each month in which a Voluntary Contribution is made. QUARTERLY STATEMENTS PROVIDE COST BASIS INFORMATION WHICH IS NECESSARY FOR TAX REPORTING AFTER THE SALE OF COMMON STOCK AND SHOULD BE RETAINED BY THE PARTICIPANT.

STOCK SPLITS; STOCK DIVIDENDS; RIGHTS OFFERINGS

     Only dividends payable in cash may be reinvested under the Plan. In the event dividends are paid in shares of Enterprise Common Stock, or if shares of Enterprise Common Stock are distributed in connection with any stock split or similar transaction, each Participant's account will be adjusted to reflect the receipt of shares of Enterprise Common Stock so paid or distributed. In the event of a rights offering, rights will be issued and mailed directly to the Participant for the number of whole shares only and rights based on a fraction of a share held in the Participant's account will be sold and the net proceeds will be applied as a Direct Investment to purchase shares of Common Stock under the Plan on the next Investment Date.

RIGHTS OF PARTICIPANTS

     All Common Stock purchased and/or held in a Participant's account will be held in a nominee name and administered by the Administrator, as custodian. Cash held for a Participant's account pending investment will be held in a segregated account and will not be commingled with funds of Enterprise (although funds held for Participants will be commingled with funds held for other Participants). Participants will be provided all reports distributed to Enterprise's shareholders, as well as proxy materials, including a proxy covering all Common Stock held in the Participant's account, relating to any annual or special meeting of Enterprise shareholders at the last address for the Participant shown on the Administrator's records. Common Stock held in a Participant's account will be voted as and to the extent specified by the Participant. If a proxy with respect to the Common Stock held in a Participant's account is not received by the Administrator prior to the fifth day before a shareholder meeting, the Administrator will vote the shares held in the Participant's account in accordance with the recommendations of Enterprise's management.

RISK FACTORS; RESPONSIBILITY OF THE ADMINISTRATOR AND ENTERPRISE;
INDEMNIFICATION

     NEITHER ENTERPRISE NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES PURCHASED UNDER ENTERPRISE DIRECT. The establishment and maintenance of Enterprise Direct by Enterprise does not constitute an assurance with respect to either the value of Common Stock or whether Enterprise will continue to pay dividends on Common Stock or at what rate.

     Neither Enterprise nor the Administrator (including Enterprise, if it is acting as such) will be liable for any act done in good faith or for any good faith omission to act, including without limitation, the failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, or any act or omission to act with respect to the prices at which shares are purchased or sold for a Participant's account or the times at which such purchases or sales are made. Enterprise has been informed that it is the opinion of the SEC that the foregoing limitation of liability will not extend to violations of Federal securities law.

     Under Enterprise's Certificate of Incorporation, as amended, Enterprise's officers and directors, as permitted by New Jersey law, have certain rights of indemnification against liability incurred by them as a result of their service in those capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to officers or directors pursuant to the foregoing provisions, Enterprise has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

MODIFICATION OR TERMINATION OF ENTERPRISE DIRECT

     Enterprise may modify or terminate Enterprise Direct at any time with or without prior notice and, in such event, Participants will be so notified. The Administrator also reserves the right to change any administrative procedures of Enterprise Direct.

INTERPRETATION OF ENTERPRISE DIRECT

     Enterprise and the Administrator may, in their absolute discretion, interpret and regulate Enterprise Direct as deemed necessary or desirable in connection with the operation of Enterprise Direct and resolve questions or ambiguities concerning the various provisions of Enterprise Direct.

GOVERNING LAW

     Enterprise Direct shall be governed by and construed in accordance with the laws of the State of New Jersey.

TERMINATION OF PARTICIPATION

     If a Participant does not have at least one whole share of Common Stock credited to the Participant's account under Enterprise Direct, or does not own any Common or Preferred Stock for which dividends are designated for reinvestment pursuant to Enterprise Direct, the Participant's participation in Enterprise Direct may be terminated by Enterprise upon written notice to the Participant. Additionally, Enterprise may terminate any Participant's participation  in  Enterprise  Direct  after  sending  written  notice  to  such
Participant  at  the  address  appearing  on  the  Administrator's   records.  A
Participant  whose   participation  has  been  terminated  will  receive  (i)  a certificate for all of the whole shares of Common Stock credited to the Participant's account in Enterprise Direct, (ii) any dividends and cash investments credited to the Participant's account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to the Participant's account. Such fraction of a share shall be valued at the weighted average price per share of the aggregate number of shares sold by the Independent Agent on the day such fraction of a share is sold.

                             INCOME TAX INFORMATION

     Enterprise believes the following is an accurate summary of the tax consequences of participation in the Plan as of the date of this Prospectus. This summary does not reflect every possible situation that could result from participation in the Plan, and, therefore, Participants are advised to consult their own tax advisors with respect to the tax consequences (including federal, state, local, foreign and other tax laws and U.S. tax withholding laws) applicable to their particular circumstances.

     In general, the amount of cash dividends paid by Enterprise is still includible in income even though reinvested under Enterprise Direct. Under this general rule, the cost basis for federal income tax purposes of any shares acquired under Enterprise Direct will be the price at which the shares are credited by the Administrator to the account of the Participant. See "Purchases of Common Stock". BROKERAGE COMMISSIONS PAID BY ENTERPRISE FOR OPEN MARKET PURCHASES ON A PARTICIPANT'S BEHALF ARE TO BE TREATED AS DISTRIBUTIONS SUBJECT TO INCOME TAX IN THE SAME MANNER AS DIVIDENDS. The amounts paid for brokerage commissions are, however, includible in the cost basis of shares purchased. The information return sent to Participants and the IRS at year-end, if so required, will show such amounts paid on their behalf.

     The above rules may not be applicable to certain Participants in Enterprise Direct, such as tax-exempt entities (E.G., pension funds and IRAs) and foreign shareholders. These particular Participants should contact their own tax advisors concerning the tax consequences applicable to their situations.

     In the case of Participants in Enterprise Direct whose dividends are subject to U.S. back-up withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

     In the case of foreign shareholders whose dividends are subject to U.S. tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in the U.S. withholding tax will be the responsibility of the shareholder.

                                 USE OF PROCEEDS

     Enterprise will receive proceeds from the purchase of Common Stock pursuant to Enterprise Direct only to the extent that any such purchases are made directly from Enterprise and not from open market purchases by the Administrator. Proceeds received by Enterprise from such purchases will be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

     Common Stock offered pursuant to Enterprise Direct will be purchased in the open market or, at Enterprise's option, directly from Enterprise. Participants will be required to pay certain fees in connection with Enterprise Direct. See
"Service Fees" for a description of the fees charged by Enterprise Direct. All other costs related to the administration of Enterprise Direct will be paid by Enterprise.

                                  LEGAL MATTERS

     The legality of the Common Stock covered hereby has been passed upon for Enterprise by James T. Foran, Associate General Counsel of Enterprise and
General Corporate Counsel of Services. Mr. Foran is an officer but not a director of Enterprise and Services and owns shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements of Enterprise incorporated herein by reference from Enterprise's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ENTERPRISE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION ......................................................  2
INFORMATION INCORPORATED BY
   REFERENCE ...............................................................  2
PUBLIC SERVICE ENTERPRISE GROUP
   INCORPORATED ............................................................  3
THE ENTERPRISE DIRECT PLAN .................................................  4
 Purpose ...................................................................  4
 Administration ............................................................  4
 Inquiries .................................................................  4
 Eligibility ...............................................................  5
 Enrollment Procedures .....................................................  5
  Participants in the Existing Dividend
     Reinvestment and Stock Purchase Plan ..................................  5
  Shareholders .............................................................  5
  Non-shareholders .........................................................  5
  "Street Name" Holders / Transfer of Shares
     from a Broker .........................................................  5
 Methods of Investment .....................................................  6
  Direct Investment ........................................................  6
  Automatic Investment .....................................................  6
  Dividends ................................................................  6
 Investment Dates ..........................................................  7
 Purchases of Common Stock .................................................  7
 Sales of Common Stock .....................................................  8
 Changing Plan Options .....................................................  9
 Withdrawal from Enterprise Direct .........................................  9
 Safekeeping ...............................................................  9
 Direct Deposit of Dividends Not Reinvested ................................ 10
 Gift/Transfer of Shares ................................................... 10
 Service Fees .............................................................. 10
 Reports to Participants ................................................... 10
 Stock Splits; Stock Dividends; Rights Offerings ........................... 11
 Rights of Participants .................................................... 11
 Risk Factors; Responsibility of the Administrator
    and Enterprise; Indemnification ........................................ 11
 Modification or Termination of Enterprise Direct .......................... 12
 Interpretation of Enterprise Direct ....................................... 12
 Governing Law ............................................................. 12
 Termination of Participation .............................................. 12
INCOME TAX INFORMATION ..................................................... 12
USE OF PROCEEDS ............................................................ 13
PLAN OF DISTRIBUTION ....................................................... 13
LEGAL MATTERS .............................................................. 13
EXPERTS .................................................................... 13
================================================================================


================================================================================



                                   ----------

                                PUBLIC SERVICE
                                ENTERPRISE GROUP
                                INCORPORATED


                              ENTERPRISE DIRECT(SM)


                           (DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN)



                                  MAY 12, 2000



                                   PROSPECTUS


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